Exhibit 10.2

EXECUTION VERSION

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

made by

CCO HOLDINGS, LLC

CHARTER COMMUNICATIONS OPERATING, LLC,

certain of its Subsidiaries,

BANK OF AMERICA, N.A.,
as Administrative Agent

and

JPMORGAN CHASE BANK, N.A.

as Existing Administrative Agent

Dated as of March 18, 1999,
as Amended and Restated as of March 31, 2010

TABLE OF CONTENTS

                                                                                   Page

SECTION 1.	DEFINED TERMS	2
1.1.	Definitions	2
1.2.	Other Definitional Provisions	6

SECTION 2.	GUARANTEE	7
2.1.	Guarantee	7
2.2.	Right to Contribution	8
2.3.	No Subrogation	8
2.4.	Amendments, etc. with respect to the Borrower Obligations	8
2.5.	Guarantee Absolute and Unconditional	9
2.6.	Non-Facility Letters of Credit	10
2.7.	Reinstatement	10
2.8.	Payments	10

SECTION 3.	GRANT OF SECURITY INTEREST	10

SECTION 4.	CERTIFICATED INTERESTS	11
4.1.	Pledged Partnership Interests	11
4.2.	Pledged LLC Interests	11

SECTION 5.	REPRESENTATIONS AND WARRANTIES	11
5.1.	Title; No Other Liens	11
5.2.	Perfected First Priority Liens	12
5.3.	Jurisdiction of Organization	12
5.4.	Pledged Securities	12

SECTION 6.	CONVENANTS	12
6.1.	Delivery of Instruments, Certificated Securities and Chattel Paper	12
6.2.	Insurance	13
6.3.	Maintenance of Perfected Security Interest; Further Documentation	13
6.4.	Changes in Locations, Name, etc.	13
6.5.	Pledged Securities	14

SECTION 7.	REMEDIAL PROVISIONS	15
7.1.	Investment Property	15
7.2.	Proceeds to be Turned Over to Administrative Agent	16
7.3.	Application of Proceeds	16
7.4.	Code and Other Remedies	16
7.5.	Registration Rights	17
7.6.	Deficiency	18
7.7.	Certain Matters Relating to Pledged Receivables	18
7.8.	Communications with Obligors; Grantors Remain Liable	19
7.9.	Silo Credit Agreements, etc.	19

                                                                               Page

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SECTION 8.	THE ADMINISTRATIVE AGENT	19
8.1.	Administrative Agent's Appointment as Attorney-in-Fact, etc.	19
8.2.	Duty of Administrative Agent	21
8.3.	Financing Statements	22
8.4.	Authority of Administrative Agent	22

SECTION 9.	MISCELLANEOUS	22
9.1.	Amendments in Writing	22
9.2.	Notices	22
9.3.	No Waiver by Course of Conduct; Cumulative Remedies	23
9.4.	Enforcement Expenses; Indemnification	23
9.5.	Successors and Assigns	23
9.6.	Set-Off	24
9.7.	Counterparts	24
9.8.	Severability	24
9.9.	Governmental Approvals	24
9.10.	Section Headings	26
9.11.	Integration	26
9.12.	GOVERNING LAW	26
9.13.	Submission To Jurisdiction; Waivers	27
9.14.	Acknowledgements	27
9.15.	Additional Grantors; Release	28
9.16.	Successor Administrative Agent	28
9.17.	WAIVER OF JURY TRIAL	29

SCHEDULES

Schedule 1                      Notice Addresses
Schedule 2                      Pledged Securities
Schedule 3                      Perfection Matters
Schedule 4                      Jurisdictions of Organization
Schedule 5                      Intellectual Property
Schedule 6                      List of Subsidiary Guarantors

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AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of March 18, 1999, as amended and restated as of March 31, 2010, made by CHARTER COMMUNICATIONS OPERATING, LLC (the “Borrower”), CCO HOLDINGS, LLC (“CCOH”) and certain subsidiaries of the Borrower (together with the Borrower, CCOH and any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Amended and Restated Credit Agreement, dated as of March 18, 1999, as amended and restated as of March 31, 2010 (as further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among CHARTER COMMUNICATIONS OPERATING, LLC (the “Borrower”), CCO HOLDINGS, LLC (“Holdings”), the Lenders, the Administrative Agent and the Syndication Agents party thereto.

W I T N E S S E T H:

WHEREAS, the Grantors and certain other signatories thereto have entered into a Guarantee and Collateral Agreement dated as of March 18, 1999, as amended and restated as of March 6, 2007 (the “Existing Guarantee and Collateral Agreement”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (the “Existing Administrative Agent”);

WHEREAS, pursuant to Section 9.9 of the Credit Agreement the Required Lenders desire to appoint the Administative Agent as the successor to the Existing Administrative Agent in the role of “Administrative Agent” under the Credit Agreement and the other Loan Documents (including this Agreement) to be effective as of the Restatement Effective Date, and the Administrative Agent and the Borrower desire to accept such appointment;

WHEREAS, it is a condition precedent to the Restatement Effective Date that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

WHEREAS, the parties hereto have agreed to amend and restate the Existing Guarantee and Collateral Agreement as provided in this Agreement; and

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Guarantee and Collateral Agreement or evidence satisfaction of any of such obligations and that this Agreement amend and restate in its entirety the Existing Guarantee and Collateral Agreement and re-evidence the obligations of the Grantors outstanding thereunder;

NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree that on the Restatement Effective Date, the Existing Guarantee and Collateral Agreement shall be amended and restated in its entirety as follows:

SECTION 1.  DEFINED TERMS

1.1. Definitions.  (a)  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the Applicable UCC:  Accounts, Certificated Security, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

(b)           The following terms shall have the following meanings:

“Additional Collateral”:  all of the following property of the Borrower or any Subsidiary Guarantor, to the extent that a security interest in such property can be perfected by the filing of a Uniform Commercial Code financing statement:  all Accounts, all Chattel Paper, all Documents, all Equipment, all Fixtures, all General Intangibles, all Instruments, all Intellectual Property, all Inventory, all Investment Property and all other property not otherwise described in this definition.

“Agreement”:  this Amended and Restated Guarantee and Collateral Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Applicable UCC”:  the Uniform Commercial Code as from time to time in effect in the State of Delaware.

“Borrower Obligations”:  the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, any increase in the amounts of the Loans and/or Reimbursement Obligations together with any and all interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Specified Hedge Agreement or Specified Cash Management Agreement, any Affiliate of any Lender and any former Lender to the extent provided in the definition of “Specified Hedge Agreement” or “Specified Cash Management Agreement” in the Credit Agreement), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Non-Facility Letter of Credit, any Specified Hedge Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Collateral”:  as defined in Section 3.

“Collateral Account”:  any collateral account established by the Administrative Agent as provided in Section 7.2.

“Foreign Subsidiary”:  any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Voting Equity Interests”:  the voting Equity Interests of any Foreign Subsidiary.

“Grantor”:  as defined in the preamble.

“Guarantor Obligations”:  with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2), any other Loan Document to which such Guarantor is a party, any Non-Facility Letter of Credit issued for such Guarantor’s account, any Specified Hedge Agreement or, in the case of any Subsidiary Guarantor, any Specified Cash Management Agreement to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantors”:  the collective reference to each Grantor, other than the Borrower.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges in and to the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, in each case, whether arising under United States, multinational or foreign laws or otherwise, including the right to receive all proceeds and damages therefrom.

“Intercompany Obligations”:  all obligations, whether constituting General Intangibles or otherwise, owing to the Borrower or any Subsidiary Grantor by any Affiliate of the Borrower or such Subsidiary Grantor, and with respect to Holdings, all obligations, whether constituting General Intangibles or otherwise, owing to Holdings by the Borrower or any of its Subsidiaries.

“Investment Property”:  the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Applicable UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”:  the collective reference to each issuer of any Pledged Securities.

“Non-Facility Guarantee Obligations”:  as defined in Section 2.6.

“Non-Facility Guarantor Obligations”:  the Guarantor Obligations of each Guarantor in respect of Non-Facility Letters of Credit issued for such Guarantor’s account and

Specified Hedge Agreements or, in the case of any Subsidiary Guarantor, any Specified Cash Management Agreements to which such Guarantor is a party.

“Non-Facility Letters of Credit”:  any letters of credit issued by any Lender (or any Affiliate of any Lender) pursuant to Section 7.2(h) of the Credit Agreement.

“Obligations”:  (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations, in each case including Non-Facility Guarantee Obligations.

“Patents”:  (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 5, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 5, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”:  all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5 (it being understood that oral agreements are not required to be listed on Schedule 5).

“Pledged LLC Interests”:  in each case, whether now existing or hereafter acquired, all of a Grantor’s right, title and interest in and to (it being acknowledged and agreed that with respect to Holdings, this definition shall apply only to the right, title and interests of Holdings in the Borrower and its Subsidiaries):

(i)      any Issuer (other than any Non-Recourse Subsidiary) that is a limited liability company, but not any of such Grantor’s obligations from time to time as a holder of interests in any such Issuer (unless the Administrative Agent or its designee, on behalf of the Administrative Agent, shall elect to become a holder of interests in any such Issuer in connection with its exercise of remedies pursuant to the terms hereof);

(ii)     any and all moneys due and to become due to such Grantor now or in the future by way of a distribution made to such Grantor in its capacity as a holder of interests in any such Issuer or otherwise in respect of such Grantor’s interest as a holder of interests in any such Issuer;

(iii)    any other property of any such Issuer to which such Grantor now or in the future may be entitled in respect of its interests in any such Issuer by way of distribution, return of capital or otherwise;

(iv)    any other claim or right which such Grantor now has or may in the future acquire in respect of its interests in any such Issuer;

(v)     the organizational documents of any such Issuer;

(vi)     all certificates, options or rights of any nature whatsoever that may be issued or granted by any such Issuer to such Grantor while this Agreement is in effect; and

(vii)    to the extent not otherwise included, all Proceeds of any or all of the foregoing.

“Pledged Notes”:  with respect to the Borrower and the Subsidiary Grantors, any promissory note evidencing loans made by any Grantor to any member of the Charter Group, and with respect to Holdings, any promissory note evidencing loans made by Holdings to the Borrower or any of its Subsidiaries, including in each case without limitation, all promissory notes listed on Schedule 2.

“Pledged Partnership Interests”:  in each case, whether now existing or hereafter acquired, all of a Grantor’s right, title and interest in and to (it being acknowledged and agreed that with respect to Holdings, this definition shall apply only to the right, title and interests of Holdings in the Borrower and its Subsidiaries):

(i)     any Issuer (other than any Non-Recourse Subsidiary) that is a partnership, but not any of such Grantor’s obligations from time to time as a general or limited partner, as the case may be, in any such Issuer (unless the Administrative Agent or its designee, on behalf of the Administrative Agent, shall elect to become a general or limited partner, as the case may be, in any such Issuer in connection with its exercise of remedies pursuant to the terms hereof);

(ii)      any and all moneys due and to become due to such Grantor now or in the future by way of a distribution made to such Grantor in its capacity as a general partner or limited partner, as the case may be, in any such Issuer or otherwise in respect of such Grantor’s interest as a general partner or limited partner, as the case may be, in any such Issuer;

(iii)     any other property of any such Issuer to which such Grantor now or in the future may be entitled in respect of its interests as a general partner or limited partner, as the case may be, in any such Issuer by way of distribution, return of capital or otherwise;

(iv)     any other claim or right which such Grantor now has or may in the future acquire in respect of its general or limited partnership interests in any such Issuer;

(v)      the partnership agreement or other organizational documents of any such Issuer;

(vi)     all certificates, options or rights of any nature whatsoever that may be issued or granted by any such Issuer to such Grantor while this Agreement is in effect; and

(vii)     to the extent not otherwise included, all Proceeds of any or all of the foregoing.

“Pledged Receivables”:  the collective reference to all Receivables pledged by any Grantor as Collateral.

“Pledged Securities”:  the collective reference to the Pledged Notes and the Pledged Stock, together with the Proceeds thereof.

“Pledged Stock”:  the Equity Interests listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests (i) with respect to the Borrower and any Subsidiary Grantor, of any Person (other than any Non Recourse Subsidiary) that may be issued or granted to, or held by, the Borrower and any Subsidiary Grantor, and (ii) with respect to Holdings, of the Borrower or any of its Subsidiaries, in each case while this Agreement is in effect including, in any event, the Pledged LLC Interests and Pledged Partnership Interests.

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the Applicable UCC and, in any event, shall include, without limitation, all dividends, distributions or other income from the Pledged Securities and Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”:  any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Securities Act”:  the Securities Act of 1933, as amended.

“Secured Parties”:  the collective reference to the Administrative Agent, the Lenders and any affiliate of any Lender to which Borrower Obligations or Guarantor Obligations, as applicable, are owed.

“Subsidiary Grantor”:  any Subsidiary of the Borrower that is a Grantor.

“Trademarks”:  (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 5, and (ii) the right to obtain all renewals thereof.

“Trademark License”:  any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5 (it being understood that oral agreements are not required to be listed on Schedule 5).

1.2. Other Definitional Provisions.

(a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.  GUARANTEE

2.1. Guarantee.

(a) Each of the Guarantors hereby confirms that it guarantees, jointly and severally, unconditionally and irrevocably, to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.  It is understood that, with respect to each Guarantor party to this Agreement on the date hereof, such Guarantor’s guarantee constitutes a continuation of its guarantee under the Existing Guarantee and Collateral Agreement (it being further understood that such guarantee will apply to the full amount of the Borrower Obligations).

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

(e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

2.2. Right of Contribution.  Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment.  Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3.  The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

2.3. No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.4. Amendments, etc.  with respect to the Borrower Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations may be rescinded and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may, from time to time, be amended, modified, supplemented, restated or terminated or the obligations thereunder increased, in whole or in part and any collateral security, guarantee or right of offset at any time held for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5. Guarantee Absolute and Unconditional.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations.  Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6. Non-Facility Letters of Credit.  Each of the Borrower and each Guarantor hereby agrees that it shall guarantee (such guarantee obligations, “Non-Facility Guarantee Obligations”) the Non Facility Guarantor Obligations of each other Guarantor on the same basis, mutatis mutandis, as the guarantee of the Borrower Obligations contained in this Section 2.  Without limiting the generality of the foregoing, unless the context otherwise requires, (a) each reference in this Section 2 to “Borrower Obligations” shall be deemed to include Non-Facility Guarantor Obligations and (b) each reference in this Section 2 to a “Guarantor” shall be deemed to include the Borrower in its capacity as a guarantor of the Non-Facility Guarantor Obligations.

2.7. Reinstatement.  The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.8. Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.

SECTION 3.  GRANT OF SECURITY INTEREST

Each Grantor hereby confirms its continuing grant to the Administrative Agent, for the ratable benefit of the Secured Parties, of a security interest in, and its continuing assignment and transfer to the Administrative Agent of, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (subject to the last paragraph of this Section 3, collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a) all Pledged Securities;

(b) all Intercompany Obligations;

(c) all Additional Collateral;

(d) all books and records pertaining to the Collateral; and

(e) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing, all collateral security and guarantees given by any Person with respect to any of the foregoing and any Instruments evidencing any of the foregoing.

Notwithstanding any of the other provisions set forth in any subsection of this Section 3 or any other provision of this Agreement, (i) this Agreement shall not constitute a grant of a security interest in, and the Collateral shall not include, (x) any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement (including any joint venture, partnership or limited liability company operating agreement, unless the same relates to a Wholly Owned Subsidiary), instrument or other document evidencing or giving rise to such property except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law or (y) any property that is subject to a purchase money security interest permitted by the Credit Agreement for so long as it is subject to such security interest and (ii) in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Equity Interest of any Foreign Subsidiary constitute Collateral or be required to be pledged hereunder.

SECTION 4.  CERTIFICATED INTERESTS

4.1. Pledged Partnership Interests.  Concurrently with the delivery to the Administrative Agent of any certificate representing any Pledged Partnership Interests, the relevant Grantor shall, if requested by the Administrative Agent, deliver an undated power covering such certificate, duly executed in blank by such Grantor.

4.2. Pledged LLC Interests.  Concurrently with the delivery to the Administrative Agent of any certificate representing any Pledged LLC Interests, the relevant Grantor shall, if requested by the Administrative Agent, deliver an undated power covering such certificate, duly executed in blank by such Grantor.

SECTION 5.  REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

5.1. Title; No Other Liens.  Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens not prohibited to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.  For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor.  For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property.  Each of the Administrative Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

5.2. Perfected First Priority Liens.  The security interests granted pursuant to this Agreement (a) constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens not prohibited by the Credit Agreement.

5.3. Jurisdiction of Organization.  On the date hereof, such Grantor’s jurisdiction of organization is specified on Schedule 4.

5.4. Pledged Securities.

(a) The Equity Interests pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 66% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(b) Except with respect to Pledged Stock from time to time constituting an immaterial portion of the Collateral, all the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c) None of the Pledged LLC Interests or Pledged Partnership Interests constitutes a security under Section 8-103 of the Applicable UCC or the corresponding code or statute of any other applicable jurisdiction.

(d) Except with respect to Pledged Notes from time to time constituting an immaterial portion of the Collateral, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and the implied covenant of good faith and fair dealing.

(e) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and any Liens not prohibited by Section 7.3 of the Credit Agreement.

SECTION 6.  COVENANTS

Each Grantor covenants and agrees that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

6.1. Delivery of Instruments, Certificated Securities and Chattel Paper.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper with a face value of $5,000,000 or more, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

6.2. Insurance.  All insurance maintained by any Grantor with respect to the Collateral shall (a) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof and (b) name the Administrative Agent as insured party or loss payee, as applicable and customary.

6.3. Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall, at the request of the Administrative Agent, take all reasonable actions to maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 5.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor constituting, or intended to constitute, Collateral and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Pledged Securities, Investment Property, Letter of Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto; provided, that no account control agreements will be required unless an Event of Default is in existence.

6.4. Changes in Locations, Name, etc.  Such Grantor will not, except upon prior written notice to the Administrative Agent:

(a) change its jurisdiction of organization; or

(b) change its name to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become seriously misleading;

unless, within 30 days of the taking of any such actions, such Grantor delivers to the Administrative Agent notice of such change and all documents reasonably requested by the

Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein.

6.5. Pledged Securities.

(a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and, with respect to Pledged Stock constituting securities under and as defined in Section 8-103 of the Applicable UCC, deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated power covering such certificate duly executed in blank by such Grantor, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations.  During the continuance of an Event of Default, after written notice from the Administrative Agent, any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations.  If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor during the continuance of an Event of Default, after notice from the Administrative Agent, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction not prohibited by the Credit Agreement), (ii) create, incur or permit to exist any Lien, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or Liens not prohibited under Section 7.3 of the Credit Agreement, (iii) enter into any agreement or undertaking restricting the right or ability of such Grantor to sell, assign or transfer any of the Pledged Stock hereunder or Proceeds thereof other than any documents governing Indebtedness permitted under Section 7.2 of the Credit Agreement so long as such restrictions are no more onerous than those contained in the Loan Documents, or (iv) enter into any agreement or undertaking restricting, directly or indirectly, the right or ability of the Administrative Agent to sell, assign or transfer any of the Pledged Securities hereunder or Proceeds thereof.

(c) Without the prior written consent of the Administrative Agent, such Grantor will not, and will not permit any Issuer that is a limited liability company or partnership, to amend such Issuer’s certificate of formation, certificate of limited partnership, statement of partnership existence, limited liability company agreement, partnership agreement or operating agreement to provide that any Equity Interests in any Issuer constitute a security under Section 8-103 of the Applicable UCC or the corresponding code or statute of any other applicable jurisdiction.

(d) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 6.5(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 7.1(c) and 7.5 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.1(c) or 7.5 with respect to the Pledged Securities issued by it.

SECTION 7.  REMEDIAL PROVISIONS

7.1. Investment Property.

(a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given written notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 7.1(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent not prohibited by the Credit Agreement, and to exercise all voting and organizational rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give written notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, organizational and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

7.2. Proceeds to be Turned Over to Administrative Agent.  In addition to the rights of the Administrative Agent and the Lenders specified in Section 7.7 with respect to payments of Pledged Receivables, if an Event of Default shall occur and be continuing, following written notice from the Administrative Agent, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required).  All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 7.3.

7.3. Application of Proceeds.  At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account in payment of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same.  Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

7.4. Code and Other Remedies.  If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Applicable UCC or any other applicable law.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or, to the extent permitted by law, private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the Applicable UCC, need the Administrative Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

7.5. Registration Rights.

(a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 7.4, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may by reason of such prohibitions be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 7.5 valid and binding and in compliance with any and all other applicable Requirements of Law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 7.5 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

7.6. Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

7.7. Certain Matters Relating to Pledged Receivables.  The Administrative Agent hereby authorizes each Grantor pledging Receivables hereunder to collect such Grantor’s Pledged Receivables, provided that the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  At any time after the occurrence and during the continuance of an Event of Default, after written notice to such Grantor from the Administrative Agent, any payments of Pledged Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 7.3, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Pledged Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

7.8. Communications with Obligors; Grantors Remain Liable.

(a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Pledged Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.

(b) Upon the written request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Pledged Receivables that the Pledged Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor pledging Receivables shall remain liable under each of the Pledged Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

7.9. Silo Credit Agreements, etc.  After the occurrence and during the continuance of an Event of Default, the Administrative Agent may exercise any and all rights and remedies of the Borrower pursuant to any Silo Credit Agreement or Silo Guarantee and Collateral Agreement upon written notice to the relevant borrower under the relevant Silo Credit Agreement.

SECTION 8.  THE ADMINISTRATIVE AGENT

8.1. Administrative Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Pledged Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Pledged Receivable or with respect to any other Collateral when-ever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 7.4 or 7.5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Patent or Trademark (along with the goodwill of the business to which any such Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

(vi) exercise any of the Administrative Agent’s rights pursuant to Section 7.9.

Anything in this Section 8.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.1(a) unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given written notice of its intent to exercise its rights under this Section 8.1(a).

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, after prior notice to such Grantor, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 8.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

8.2. Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Applicable UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.  Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the

Administrative Agent or any Lender to exercise any such powers.  The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

8.3. Financing Statements.  Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.  The Borrower and each Guarantor authorizes the Administrative Agent to use the collateral description “all personal property” in any such financing statements.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, unless (a) an Event of Default shall have occurred and be continuing or (b) a comparable financing statement has been filed by or on behalf of holders of the CCO Senior Notes, the expense of preparing and filing any Uniform Commercial Code financing statement that is not to be filed with the Secretary of State of the relevant jurisdiction and the expense of terminating or releasing any such financing statement pursuant to any release contemplated by Section 10.14 of the Credit Agreement or Section 9.15 hereof shall in each case be borne by the Lenders rather than the Loan Parties.  Each Grantor or the Borrower, on behalf of each affected Grantor agrees to promptly notify the Administrative Agent if it becomes aware that a comparable financing statement as described above has been filed or if it has been requested to provide information to facilitate such a filing.

8.4. Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and each Grantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 9.  MISCELLANEOUS

9.1. Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

9.2. Notices.  All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any

Subsidiary Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

9.3. No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.4. Enforcement Expenses; Indemnification.

(a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of one firm of counsel (together with any special and local counsel) to the Administrative Agent to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(b) Each Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(d) The agreements in this Section 9.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

9.5. Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor or Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

9.6. Set-Off.  Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default pursuant to Section 8(a) or 8(g) (in the latter case with respect to the Borrower) of the Credit Agreement shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of the Borrower or such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against any Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Administrative Agent and each Lender under this Section 9.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

9.7. Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

9.8. Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.9. Governmental Approvals.

(a) Notwithstanding anything herein to the contrary, this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, prior to the exercise of any rights and remedies provided in this Agreement or the other Loan Documents, including, without limitation, voting the Pledged Securities or a foreclosure of the security interest granted under this Agreement, except to the extent not prohibited by applicable Requirements of Law, (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Borrower or any Subsidiary of the Borrower by the Administrative Agent or the Lenders, or control, affirmative or negative, direct or indirect, by the Administrative Agent or the Lenders over the management or any other aspect of the operation of the Borrower or any Subsidiary of the Borrower, which ownership and control remains exclusively and at all times in the Borrower and such Subsidiary, and (ii) do not and will not constitute the transfer, assignment, or disposition in any manner, voluntarily or involuntarily, directly or indirectly, of any License at any time issued to the Borrower or any Subsidiary of the Borrower, or the transfer of control of the Borrower or any Subsidiary of the Borrower, including, without limitation, within the meaning of Section 310(d) of the Communications Act of 1934, as amended.

(b) Notwithstanding any other provision of this Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent with respect to, any of the Pledged Securities, as provided herein, or any other action taken or proposed to be taken by the Administrative Agent hereunder which would affect the operational, voting or other control of the Borrower or any Subsidiary of the Borrower, shall be in accordance with applicable Requirements of Law.

(c) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the Administrative Agent shall not, without first obtaining the approval of the FCC or any other applicable Governmental Authority, take any action pursuant to this Agreement which would constitute or result in, or be deemed to constitute or result in, any assignment of a License, including, without limitation, any CATV Franchise of the Borrower or any Subsidiary of the Borrower, or any change of control of the Borrower or any Subsidiary of the Borrower, if such assignment or change in control would require, under then existing Requirements of Law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC or such other Governmental Authority.

(d) If counsel to the Administrative Agent reasonably determines that the consent of the FCC or any other Governmental Authority is required in connection with any of the actions which may be taken by the Administrative Agent in the exercise of its rights under this Agreement or any of the other Loan Documents during the continuance of an Event of Default, then the Borrower, at its sole cost and expense, shall use its reasonable best efforts to secure such consent and to cooperate fully with the Administrative Agent in any action commenced by the Administrative Agent to secure such consent.  Upon the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to this Agreement during the continuance of an Event of Default which requires any consent, approval, recording, qualification or authorization of the FCC or any other Governmental Authority or instrumentality, the Borrower will promptly prepare, execute, deliver and file, or will promptly cause the preparation, execution, delivery and filing of, all applications, certificates, instruments and other documents and papers that the Administrative Agent reasonably deems necessary or advisable to obtain such governmental consent, approval, recording, qualification or authorization including, without limitation, the assignor’s or transferor’s portion of any application or applications for consent to the assignment of license necessary or appropriate under the rules and regulations of the FCC or any other Governmental Authority for approval of any sale, transfer or assignment to the Administrative Agent or any other Person of the Pledged

Securities.  Subject to the provisions of applicable law, if the Borrower fails or refuses to execute, or fails or refuses to cause another Person to execute, such documents, the Administrative Agent, as attorney-in-fact for the Borrower appointed pursuant to Section 8.1, or the clerk of any court of competent jurisdiction, may execute and file the same on behalf of the Borrower.  In addition to the foregoing, during the continuance of an Event of Default, the Borrower agrees to take, or cause to be taken, any action which the Administrative Agent may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Lenders or the Administrative Agent by this Agreement and any other instruments or agreements executed pursuant hereto, including, without limitation, at the Borrower’s cost and expense, the exercise of the Borrower’s best efforts to cooperate in obtaining FCC or other governmental approval of any action or transaction contemplated by this Agreement or any other instrument or agreement executed pursuant hereto which is then required by law.

(e) The Borrower recognizes that the authorizations, permits and licenses held by the Borrower or any of its Subsidiaries are unique assets which may have to be assigned or transferred in order for the Lenders to realize the value of the security interests granted to the Administrative Agent.  The Borrower further recognizes that a violation of the provisions of Section 9.9(d) would result in irreparable harm to the Administrative Agent and the Lenders for which monetary damages are not readily ascertainable.  Therefore, in addition to any other remedy which may be available to the Administrative Agent and Lenders at law or in equity, the Administrative Agent and the Lenders shall have the remedy of specific performance of the provisions of Section 9.9(d).  To enforce the provisions of Section 9.9(d), the Administrative Agent is authorized to request the consent or approval of the FCC or other Governmental Authority to a voluntary or an involuntary assignment or transfer of control of any authorization, permit or license.  In connection with the exercise of its remedies under this Agreement or under any of the other Loan Documents, the Administrative Agent may obtain the appointment of a trustee or receiver to assume, upon receipt of all necessary judicial, FCC or other Governmental Authority consents or approvals, the control of any Person, subject to compliance with applicable Requirements of Law.  Such trustee or receiver shall have all rights and powers provided to it by law or by court order or provided to the Administrative Agent under this Agreement.

9.10. Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.11. Integration.  This Agreement and the other Loan Documents represent the agreement of each Grantor, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

9.12. GOVERNING LAW.  SECTION 2 OF THIS AGREEMENT AND SECTION 9 OF THIS AGREEMENT (INSOFAR AS SAID SECTION 9 RELATES TO MATTERS COVERED BY SECTION 2), TOGETHER WITH THE RELEVANT DEFINED TERMS USED IN SAID SECTIONS, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE

STATE OF NEW YORK.  ALL OTHER PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.  IF FOR ANY REASON THE CHOICE OF GOVERNING LAW OF THE STATE OF DELAWARE AS PROVIDED IN THE PRECEDING SENTENCE IS UNENFORCEABLE OR INVALID, ALL PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND “APPLICABLE UCC” SHALL BE DEEMED TO REFER TO THE UNIFORM COMMERCIAL CODE AS FROM TIME TO TIME IN EFFECT IN THE STATE OF NEW YORK.

9.13. Submission To Jurisdiction; Waivers.  Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York and Delaware, the courts of the United States of America for the Southern District of New York and the District of Delaware, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

9.14. Acknowledgments.  Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this

Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

9.15. Additional Grantors; Release.

(a) Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.9 of the Credit Agreement shall become a Grantor and Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

(b) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Obligations in respect of Specified Hedge Agreements and Specified Cash Management Agreements and contingent indemnification obligations not yet due and payable) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(c) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction not prohibited by any Loan Document or consented to in accordance with Section 10.1 of the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases (which may be effected pursuant to a Release) or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.  At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction not prohibited by the Credit Agreement.

9.16. Successor Administrative Agent.  Upon the appointment of any successor to the Administrative Agent pursuant to Section 9.9 of the Credit Agreement, such successor shall thereupon automatically succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Agreement and all references to the Administrative Agent herein shall refer to such successor, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Agreement.  After any retiring Administrative Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement.

9.17. WAIVER OF JURY TRIAL.  EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                   CHARTER COMMUNICATIONS OPERATING, LLC

                   By:     /s/ Eloise E. Schmitz
                                    Name: Eloise E. Schmitz
                                    Title:  Executive Vice President and
                                        Chief Financial Officer

                   CCO HOLDINGS, LLC

                   By:      /s/ Eloise E. Schmitz
                                    Name:  Eloise E. Schmitz
                                    Title:  Executive Vice President and
                                        Chief Financial Officer

                   THE SUBSIDIARY GUARANTORS LISTED
                   ON SCHEDULE 6 HEREOF

                   By:    /s/ Eloise E. Schmitz
                                    Name:  Eloise E. Schmitz
                                    Title: Executive Vice President and
                                        Chief Financial Officer

                   BANK OF AMERICA, N.A.,
                   as Administrative Agent

                   By:     /s/ Mark Short
                    Name:  Mark Short
                    Title: Senior Vice President

                   JPMORGAN CHASE BANK, N.A.,
                   as Existing Administrative Agent

                   By:      /s/ Tina Ruyter
                    Name: Tina Ruyter
                    Title: Senior Vice President

Schedule 1

NOTICE ADDRESSES

BORROWER:
Charter Communications Operating, LLC
12405 Powerscourt Drive
St. Louis, Missouri 63131
Attention: Eloise Schmitz, Executive Vice President and Chief Financial Officer
Telecopy: (314) 965-8793
Telephone: (314) 543-2474
Electronic Mail:  eloise.schmitz@chartercom.com
U.S. Taxpayer Identification Number: 43-1843260

and

Attention:  General Counsel
Telecopy:  (314) 965-6640
Telephone:  (314) 965-0555
Electronic Mail: greg.doody@chartercom.com

with a copy to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:  Jason Kanner
Telecopy:  (212) 446-6460
Telephone:  (212) 446-4902
Electronic Mail:  jason.kanner@kirkland.com

ADMINISTRATIVE AGENT:
Bank of America, N.A.
901 Main Street
Dallas, Texas 75202
Mail Code:  TX1-492-14-11
Attention:  Antonikia L. Thomas
Telecopy:   (877) 206-1569
Telephone:    (214) 209-1569
Electronic Mail:  antonikia.l.thomas@baml.com

Schedule 2

DESCRIPTION OF PLEDGED SECURITIES

Pledged LLC Interests:

Name of Limited Liability Company	Type of Interest	Percentage of Interest Pledged

Pledged Partnership Interests:

Name of Partnership	Type of Interest	Percentage of Interest Pledged

Pledged Stock of Corporations:

Issuer	Class of Stock	Stock Certificate No.	Percentage of Shares Pledged

Pledged Notes:

Issuer	Payee	Principal Amount

Schedule 3

FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

[List each office where a financing statement is to be filed]

Patent and Trademark Filings

[List all filings]

Actions with respect to Pledged Securities

[Describe actions to be taken]

Other Actions

[Describe other actions to be taken]

Schedule 4

LOCATION OF JURISDICTION OF ORGANIZATION

Grantor	Jurisdiction of Organization

Schedule 5

PATENTS AND PATENT LICENSES

[List Patents and Patent Licenses]

TRADEMARKS AND TRADEMARK LICENSES

[List Trademarks and Trademark Licenses]

Schedule 6

SUBSIDIARY GUARANTORS

[List Subsidiary Guarantors]

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement, dated as of March 18, 1999, as amended and restated as of March 31, 2010 (as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), made by the Grantors party thereto for the benefit of Bank of America, N.A., as Administrative Agent.  The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

1.           The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.           The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 6.5(a) of the Agreement.

3.           The terms of Sections 7.1(c) and 7.5 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.1(c) or 7.5 of the Agreement.

             [NAME OF ISSUER]

             By: _______________________________
                                        Name:
                                        Title:

                      Address for Notices:

             __________________________________
             __________________________________
             __________________________________

                Fax:

Annex 1 to the
Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of ______________, ____, made by _________________________, a _________ (the “Additional Grantor”), in favor of Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below.  All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H :

WHEREAS, Charter Communications Operating, LLC (the “Borrower”), certain Affiliates of the Borrower, the Lenders, the Administrative Agent and the other Agents named therein have entered into a Credit Agreement, dated as of March 18, 1999, as amended and restated as of March 31, 2010 (as further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of March 18, 1999, as amended and restated as of March 31, 2010 (as further amended, supplemented, restated or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), in favor of the Administrative Agent for the benefit of the Lenders;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor and Guarantor thereunder with the same force and effect as if originally named therein as a Grantor and Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor and Guarantor thereunder.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 5 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date (except for any representation and warranty that is made as of a specified earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date).

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

             [ADDITIONAL GRANTOR]

             By:_________________________________
                   Name:
                           Title:

2

Annex 1-A to the
Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5